Exhibit (h)(45)
FORM OF
Participation Agreement
Exhibit B
Portfolio

International Value Portfolio	Fasciano Small Equity Portfolio (formerly called Aggressive Equity Portfolio)
International Small-Cap Portfolio	Small-Cap Value Portfolio
Diversified Research Portfolio	Multi-Strategy Portfolio
Equity Portfolio	Main Street Core Portfolio
Technology Portfolio	Emerging Markets Portfolio
Short Duration Bond Portfolio	Managed Bond Portfolio
Concentrated Growth Portfolio	Inflation Managed Portfolio
Diversified Bond Portfolio	Money Market Portfolio
Growth LT Portfolio	High Yield Bond Portfolio
Focused 30 Portfolio	Equity Income Portfolio
Health Sciences Portfolio	Large-Cap Value Portfolio
Mid-Cap Value Portfolio	Comstock Portfolio
Large-Cap Growth Portfolio (formerly called Blue Chip Portfolio)	Mid-Cap Growth Portfolio
Capital Opportunities Portfolio	Real Estate Portfolio
International Large-Cap Portfolio	American Funds Growth Portfolio
Equity Index Portfolio	American Funds Growth-Income Portfolio
Small-Cap Index Portfolio	VN Small-Cap Value Portfolio
Effective May 1, 2006, agreed to and accepted by:
PACIFIC SELECT FUND

By:

Name: James T. Morris
Title: President

PACIFIC SELECT DISTRIBUTORS, INC.

BY:	BY:

Name: Gerald W. Robinson	Name: Audrey L. Milfs
Title: Chairman & Chief Executive Officer	Title: Secretary

PACIFIC LIFE INSURANCE COMPANY

By:	BY:

Name: James T. Morris	Name: Audrey L. Milfs
Title: Chief Operating Officer	Title: Secretary

PACIFIC LIFE & ANNUITY COMPANY

By:	BY:

Name: James T. Morris	Name: Audrey L. Milfs
Title: President	Title: Secretary